As filed with the Securities and Exchange Commission on February 12, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-2174146
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1951 NW 7th Avenue, Suite 520

Miami, Florida 33136

Telephone: (305) 909-0840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geoff Green

Chief Executive Officer

Longeveron Inc.

1951 NW 7th Avenue, Suite 520

Miami, Florida 33136

Telephone: (305) 909-0840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Minter Brian North Buchanan Ingersoll & Rooney PC Union Trust Building 501 Grant Street, Suite 200 Pittsburgh, PA 15219 Telephone: (412) 562-8800	Andrew Tucker Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW Suite 900 Washington, D.C. 20001 Telephone: (202) 689-2987

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252234

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Stock, $0.001 par value per share	$1,966,800	$214.58
Class A Common Stock issuable upon exercise of Underwriters Warrants(2)	--	--

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $29,900,000 on a Registration Statement on Form S-1, as amended (File No. 333-252234), which was declared effective by the Securities and Exchange Commission on February 11, 2021. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,966,800 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(2)	Longeveron agreed to issue at the closing of this offering, warrants to Kingswood Capital Markets, as representative of the underwriters, entitling it to purchase up to 4.0% of the aggregate shares of Class A common stock being sold in this offering (the “Underwriter Warrants”). The exercise price of the warrants is equal to 120% of the offering price of the Class A common stock offered hereby. Pursuant to Rule 416, also includes such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of Longeveron Inc. (the “Registrant”), contemplated by the Registration Statement on Form S-1, as amended (File No. 333-252234), initially filed with the SEC by the Registrant on January 19, 2021 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the SEC on February 11, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares to be offered in the public offering by $1,966,800, which includes additional shares that the underwriters have the option to purchase. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit
5.1	Opinion of Buchanan Ingersoll & Rooney PC (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on February 10, 2021)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No 333-252234) filed with the Securities and Exchange Commission on January 19, 2021 and incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on this 12th day of February, 2021.

LONGEVERON LLC

By:	/s/ Geoff Green
Geoff Green
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Longeveron LLC, hereby severally constitute and appoint Geoff Green and James Clavijo, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Geoff Green	Chief Executive Officer	February 12, 2021
Geoff Green	(principal executive officer)

/s/ James Clavijo	Chief Financial Officer	February 12, 2021
James Clavijo	(principal financial officer and principal accounting officer)

*	Director	February 12, 2021
Joshua M. Hare

*	Director	February 12, 2021
Donald M. Soffer

*	Director	February 12, 2021
Neil E. Hare

*	Director	February 12, 2021
Rock Soffer

	Director	February 12, 2021
Douglas Losordo

	Director	February 12, 2021
Erin Borger

	Director	February 12, 2021
Cathy Ross

* /s/ Geoff Green
Attorney-in-Fact

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